Exhibit 99.1

Daybreak Elects James F. Meara to Board of Directors

SPOKANE, Wash., March 25, 2008 -- Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM) (“Daybreak” or the “Company”), a Washington corporation, today announced the election of James F. Meara to its board of directors, effective March 24, 2008.  The addition of Mr. Meara expands the size of the Company's board to four members.

From 1980 through December 2007, Mr. Meara was employed with Marathon Oil Corporation (NYSE: MRO), a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27 year tenure with Marathon, Mr. Meara moved through a series of posts in the tax department, becoming Manager of Tax Audit Systems and Planning in 1988, and in 1995, he was named Commercial Director of Sakhalin Energy in Moscow, Russia. From 2000, Mr. Meara served as Controller and was appointed to Vice President of Tax in January 2002, serving until his retirement in December 2007.  Mr. Meara holds a Bachelor's degree in accounting from the University of Kentucky, a Master's degree in business administration from Bowling Green State University, is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants.

“We are extremely fortunate to add a person of Jim Meara’s caliber to the Daybreak Board”, commented President and Chief Executive Officer, Timothy R. Lindsey.  “I am confident that Jim’s extensive energy industry expertise in financial, commercial and general corporate matters will create significant value for the Company.  I look forward to Jim’s future contributions.”

For more information about Daybreak Oil and Gas Inc., please visit its website at www.daybreakoilandgas.com.

Contact:

Timothy Lindsey	Telephone:	281-253-4576
	Email:	timl@daybreakoilandgas.com

James Westmoreland	Telephone:	713-829-6062
	Email:	jimw@daybreakoilandgas.com

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.